UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2008

ZEALOUS TRADING GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-26383 (Commission File Number)	88-0325940 (I.R.S. Employer Identification Number)

1800 Century Park East, Suite 200, Los Angeles, California 90067
 (Address of principal executive offices) (zip code)

(310) 895-7740
 (Registrant's telephone number, including area code)

Copies to:
Marc Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 14, 2008, management of Zealous Trading Group, Inc. (the “Company”), after discussion with its then independent registered public accounting firm, decided to restate its previously filed financial statements in the quarterly report on Form 10-QSB for the quarter ending August 31, 2007 (the “Report”). The Company’s management, who participated in the discussion, includes those officers and directors who are responsible for the adequacy and accuracy of the disclosures in the Company’s filings. As a result, such financial statements included within the Report should no longer be relied upon.

The restatement was required to correct errors relating to (1) issuance of stock for services (2) adjustment for improper calculation of derivative liability as on August 31, 2007.

Issuance of common stock for consulting services

The Company had erroneously recorded an expense of $40,200 for issuance of 1,340,000 shares of its common stock issued at $0.03 in lieu of cash. The market price of the shares issued on the date of issuance was only $20,100 at the then existing market price per share of $0.015.  The Company therefore made an adjustment in the financials for the three and six months ended August 31, 2007 to reflect the correct transaction value of $20,100 by debiting additional paid in capital and crediting consulting expense by $20,100.

Adjustment for improper calculation of derivative liability

During the quarter ended August 31, 2007, the Company issued various notes payable amounting to $586,000 with a maturity of one year. Included in these issuances were notes payable amounting to $562,500 which included an option to convert the notes to common stock at a conversion price of $0.02. Along with these convertible notes the Company issued warrants for 6,953,125 of common stock with a five year life convertible at $0.02 and warrants for 4,635,417 of common stock convertible at $0.03 with a five year life exercisable one year from the note date as long as the holder did not demand payment prior to the maturity date.

Pursuant to Emerging Issues Task Force (“EITF”) Number 00-19 (Accounting for Derivative Instruments Indexed to and Potentially Settled in a Company’s own Stock), the Company has determined that the conversion feature in the notes payable is a derivative instrument subject to Statement of Financial Accounting Standards (“SFAS”) Number 133 (Accounting for Derivative Instruments and Hedging Activities). Pursuant to SFAS Number 133 such embedded instruments are to be accounted for using fair value and bifurcated from the host instrument.

As the result of such treatment the Company had previously recorded a derivative expense as non-cash interest expense of $497,129, discount on debt of $16,083 and a derivative liability of $690,129 to record the derivative activity in the quarter ended August 31, 2007. In arriving at these amounts the Company had erroneously applied the provisions under the guidance. The Company since applied the proper provisions under the guidance and hence recorded the correct derivative expense of $544,887 as interest expense, additional discount on debt of $75,125, a change in derivative liability of $787,114 and a derivative liability of $1,894,501.

The Company filed the restated Report in an amended Form 10-QSB filing on January 22, 2008.

On February 12, 2008, the Company provided Marcum & Kliegman, LLP, with a copy of the disclosures it is making in response to Item 4.02 on this Form 8-K, and has requested that Marcum & Kliegman, LLP, furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements as promptly as possible. Such letter is filed herewith as Exhibit 16.1.

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit Number	Description
16.1	Letter from Marcum & Kliegman, LLP, dated as of February 13, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 15, 2008	Zealous Trading Group, Inc.

	By:	/s/ Milton C. Ault, III
Milton C. Ault, III
President and Chief Executive Officer

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